Advanced Emissions Solutions Completes Acquisition of Arq Limited’s Business
Revised transaction structure results in ADES acquiring 100% of the equity interests of Arq Limited subsidiaries in exchange for issuance of preferred shares
Final ownership terms results in legacy ADES shareholders retaining 59% of the outstanding equity
GREENWOOD VILLAGE, Colorado, February 1, 2023 - GlobeNewswire - Advanced Emissions Solutions, Inc. (NASDAQ: ADES) (the “Company” or “ADES”), a leader in emissions control solutions for coal-fired power generation, industrial and municipal water purification markets, today closed its previously announced agreement with Arq Limited to combine their respective businesses on updated terms and structure.
“We are pleased to announce the completion of the acquisition of all of the subsidiaries of Arq Limited. As a result of changing macroeconomic conditions, the Board and management team of ADES reopened discussions with the leaders of Arq Limited and have revised the terms of the proposed transaction,” said Greg Marken, Chief Executive Officer, President and Treasurer of ADES. “As a result, the parties have mutually agreed upon a new deal structure that both parties believe are conducive to long-term value creation and sustainability for the combined company. All parties look forward to collaboratively forging the future for ADES and our shareholders.”
Updated Transaction Terms
•Pursuant to the revised securities purchase agreement, ADES issued a combination of shares of common stock and shares of a newly created series of preferred stock in exchange for all of the equity interests in all of the subsidiaries of Arq Limited (“Arq”).
•That new preferred shares will automatically convert to common stock upon the approval by ADES’ shareholders. Until conversion, the preferred security will accrue dividends at an 8% coupon rate (or if greater, the dividend paid on ADES common shares) that will be payable in cash or in kind, which coupon will increase at set intervals if the conversion is not approved within 635 days of closing.
•Prior to the impact of new capital, legacy ADES and Arq shareholders owned 67.9% and 32.1% of the combined company, respectively.
•The Company also closed on
◦a private placement of approximately $15.4 million of its common stock from certain significant Arq shareholders and members of Arq management at a price of $4.00 per share.
◦a $10.0 million term debt facility.
•The lender under the debt facility also obtained penny warrants to purchase 1% of the pro forma equity of the combined company.
•After giving effect to the PIPE investment and the warrants provided to the lenders, legacy ADES and Arq shareholders owned 59.2% and 28.0% of the Company, respectively while new PIPE investors and the lenders (assuming conversion of the warrants) owned 11.8% and 1.0% of the new Company respectively.

Marken added, “The acquisition of Arq marks an important step toward solidifying our future and delivering on our commitment to creating shareholder value. The combined Company, through the use of two base feedstocks, will be able to pursue end markets served by both Powder and Granular Activated Carbon products and will be the only completely vertically integrated North American activated carbon provider from feedstock to distribution.”
Marken concluded, “We believe this is the next step in building long-term growth through diversification of potential products and customers which will result in higher margin opportunities within the activated carbon market, as well as enabling access to additional potential revenue streams that our Company, without Arq, would not have been able to access. The capital that we will be installing, most of which will be at our Louisiana based facilities, enables the processing of bituminous based feedstock and decreases our long-term exposure to potential headwinds we would have otherwise faced within our power generation market. The result of this transaction is a truly differentiated environmental technology company with new growth avenues and a path toward long-term, sustainable profitability.”
Julian McIntyre, Founder and Chief Executive Officer of Arq Limited, added, "We are delighted to join-up with ADES. We face a growing, under-served market and the combination of our teams, capabilities and infrastructure allows us to offer an enhanced product portfolio with a competitive cost-base. We are optimistic about the long-term prospects for the business."
Conference Call and Webcast Information
The Company has scheduled a special shareholder conference call to begin at 9:00 a.m. Eastern Time on Thursday, February 2, 2023, to discuss the revised terms of the acquisition. The conference call webcast information will be available via the Investor Resources section of ADES's website at www.advancedemissionssolutions.com. Interested parties may also participate in the call by registering at https://events.q4inc.com/attendee/710271929. A supplemental investor presentation will be available on the Company's Investor Resources section of the website prior to the start of the conference call.
About Arq
Arq is an environmental technology company founded in 2015 that has developed a novel process for producing specialty carbon products from coal mining waste. Arq has the technology and large-scale manufacturing facilities to produce a micro-fine hydrocarbon powder, Arq powder™, that can be used as a feedstock to produce activated carbon. Arq powder™ can also be used as a blending additive for both the Carbon Black and Asphalt markets. When utilized in various products, Arq powder™ provides both a competitive cost and an improved environmental footprint. Arq’s products are patent protected with a family of over 70 patents and applications.

About Advanced Emissions Solutions, Inc.
Advanced Emissions Solutions, Inc. serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA brings together ADA Carbon Solutions, LLC, a leading provider of powder activated carbon ("PAC") and ADA-ES, Inc., the providers of ADA® M-Prove™ Technology.  We provide products and services to control mercury and other contaminants at coal-fired power generators and other industrial companies. Our broad suite of complementary products control contaminants and help our customers meet their compliance objectives consistently and reliably.

CarbPure Technologies LLC, (“CarbPure”), formed in 2015 provides high-quality PAC and granular activated carbon ideally suited for treatment of potable water and wastewater. Our affiliate company, ADA Carbon Solutions, LLC manufactures the products for CarbPure.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. When used in this press release, the words “can,” “will,” “intends,” “expects,” “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. These forward-looking statements may relate to such matters as business strategy, goals and expectations concerning the acquisition (including future operations, future performance or results). The forward-looking statements may further include projection on future after-tax, net RC cash flows, expectations about future demand for our APT products, pressure on APT margins and acceptance of price increases as well as results from the Company’s review of strategic alternatives. These forward-looking statements involve risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to: the effect of the transactions on the Company’s ability to hire key personnel, its ability to maintain relationships with customers, suppliers and others with whom it does business, or its results of operations and business generally; risks related to diverting management’s attention from the Company’s ongoing business operations; the ability to meet Nasdaq’s listing standards following the consummation of the acquisition; costs related to the acquisition; opportunities for additional sales of our lignite activated carbon products and end-market diversification; the Company’s ability to meet customer supply requirements; the rate of coal-fired power generation in the United States; timing of new and pending regulations and any legal challenges to or extensions of compliance dates of them, the U.S. government’s failure to promulgate regulations that benefit our business; changes in laws and regulations; Internal Revenue Service interpretations or guidance, accounting rules, any pending court decisions, prices, economic conditions and market demand; impact of competition; availability, cost of and demand for alternative energy sources and other technologies; technical, start up and operational difficulties; competition within the industries in which the Company operates; loss of key personnel; ongoing effects of the COVID-19 pandemic and associated economic downturn on operations and prospects; as well as other factors relating to our business, as described in the Company’s filings with the SEC, with particular emphasis on the risk factor disclosures contained in those filings. You are cautioned not to place undue reliance on the forward-looking statements and to consult filings ADES has made and will make with the SEC for additional discussion concerning risks and uncertainties that may apply to the business and the ownership of ADES securities. The forward-looking statements speak only as to the date of this press release, and the Company does not undertake any obligation to update its forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Non-GAAP Financial Measures
This press release presents certain supplemental financial measures, including EBITDA, which is a measurement that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA should be considered in addition to, and not as a substitute for, net income in accordance with GAAP as a measure of performance.
Source: Advanced Emissions Solutions, Inc.

Investor Contact:
Alpha IR Group
Ryan Coleman or Chris Hodges
312-445-2870
ADES@alpha-ir.com